Exhibit 10.12
FIRST AMENDMENT TO PLEDGE AGREEMENT
     This FIRST AMENDMENT TO PLEDGE AGREEMENT (this “Amendment”), dated as of January 1, 2009, in connection with that certain Pledge Agreement, dated as of October 1, 2007, (the “Pledge Agreement”), by and among RENEGY HOLDINGS, INC., a Delware corporation (“Pledgor”), RENEGY, LLC, an Arizona limited liability company (“Renegy”), RENEGY TRUCKING, LLC, an Arizona limited liability company (“Renegy Trucking”), SNOWFLAKE WHITE MOUNTAIN POWER, LLC, an Arizona limited liability company (“SWMP” and together with Renegy and Renegy Trucking, the “Borrowers”) and COBANK, ACB, in its capacity as collateral agent (together with its successor, designees and assigns in such capacity, “Collateral Agent”). Capitalized terms used herein but not defined shall have the meaning given to them in the Pledge Agreement and section references refer to sections of the Pledge Agreement unless otherwise stated.
     WHEREAS, pursuant to (i) that certain Membership Interest Purchase Agreement, dated as of the date hereof, between Pledgor and AZ Biomass LLC, a Delaware limited liability company (“SSB”), and (ii) that certain Amended and Restated Limited Liability Company Agreement of SWMP, dated as the date hereof (the “LLC Agreement”), between Pledgor and SSB, SSB purchased the Class A Interest (as defined in the LLC Agreement) in SWMP from Pledgor and has become a Member (as defined in the LLC Agreement) of SWMP; and
     WHEREAS, the Borrowers and Pledgor have requested that the Collateral Agent agree to amend the Pledge Agreement as set forth herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.	Amendments. The Pledge Agreement is hereby amended as follows:
a.	Recital A is hereby deleted in its entirety and replaced with the following:

“A. Pledgor is the sole manager of each Borrower. Pledgor owns all of the membership interests in Renegy and Renegy Trucking and owns all of the Class B Interest in SWMP.”

b.	Section 1.1 is hereby amended to replace the definition of “Governing Documents” with the following definition:

“‘Governing Documents’ means each Borrower’s Articles of Organization and, with respect to SWMP, the LLC Agreement.”

c.	Section 1.1 is hereby amended to replace the definition of “Pledgor” with the following definition:

“‘Pledgor’ means Renegy Holdings, Inc., as manager and Class B Member.”

d.	Section 1.1 is hereby amended to add the following definitions:

“Class B Interest” shall have the meaning given in the LLC Agreement.

“Class B Member” shall have the meaning given in the LLC Agreement.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of SWMP, dated as of January 1, 2009, between Pledgor and AZ Biomass LLC, a Delaware limited liability company.

“SSB” means AZ Biomass LLC, a Delaware limited liability company.

“SSB Pledge Agreement” means that certain Pledge Agreement, dated as of January 1, 2009, by and among SSB, Collateral Agent and SWMP.

e.	Section 2.1(a) is hereby deleted in its entirety and replaced with the following:

“all of the membership interests in Renegy and Renegy Trucking and the Class B Interest in SWMP (the “Pledged Equity Interests”);”

f.	Section 2.1(e) is hereby amended to replace the words “as the sole member of Borrowers” with the words “as the sole member of Renegy and Renegy Trucking and as a member and the sole manager of SWMP”.

g.	Section 4.4 is hereby amended to (i) insert the words “and a Lien for the benefit of SSB fully subordinated to this Agreement in a manner and form satisfactory to Administrative Agent” in the parenthetical in the first sentence after the word “Agreement” and (ii) to delete clause (c) in the second sentence and replace it in its entirety with the following:

“(c) constitute all of the outstanding membership interests of Renegy and Renegy Trucking and, together with the Class A Interest (as defined in the LLC Agreement) held by SSB and pledged to Collateral Agent pursuant to the SSB Pledge Agreement, constitute all of the outstanding membership interests of SWMP.”

h.	Section 5.3 is hereby amended to insert the words “and a Lien for the benefit of SSB and fully subordinated to this Agreement in a manner and form satisfactory to Administrative Agent” in the parenthetical in the penultimate sentence after the word “Agreement”.

i.	Section 5.4 is hereby amended to insert the words “or SSB permitted by Section 5.3” after the words “Collateral Agent” in the third line.

j.	Article 7 is hereby amended to add the following Section 7.8 after Section 7.7:

“Section 7.8 Foreclosure upon Class A Interests. Notwithstanding anything in the LLC Agreement to the contrary, Pledgor hereby consents to any exercise by

Collateral Agent of its rights and remedies granted under the SSB Pledge Agreement, including foreclosure upon the Class A Interest (as defined in the LLC Agreement), and shall provide Collateral Agent with any instruments, certificates or other documents reasonably requested by Collateral Agent in order to evidence such foreclosure. Pledgor hereby acknowledges that, upon such foreclosure, Collateral Agent shall not be bound by the obligations of the Class A Member (as defined in the LLC Agreement) under Section 3.4 of the LLC Agreement and, with respect to any transfer by the Collateral Agent up to and including transfer to the ultimate purchaser not affiliated with any Lender, Article X thereunder.”

k.	Section 8.12 is hereby amended by replacing Pledgor’s address with the following:

Pledgor:	Renegy Holdings, Inc. 3418 N. Val Vista Drive Mesa, Arizona 85213
l.	Sections 8.13 and 8.17 are hereby amended by replacing the term “Advances” with the term “Loans” in both instances.

m.	Section 8.30 is hereby amended by replacing the term “Article 8” with “Article 9”.
2.	Representations and Warranties. Pledgor represents and warrants to Agent as follows:
a.	The representations and warranties made by Pledgor in Section 4 of the Pledge Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

b.	No Default or Event of Default has occurred and is continuing.
3.	Effect of Amendment. On and after the date of this Amendment, each reference in the Pledge Agreement to the Pledge Agreement shall mean the Pledge Agreement as amended hereby. Except as specifically amended above, the Pledge Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Collateral Agent.
4.	Headings. The headings in this Amendment are for convenience of reference only and are not part of the substance hereof.
5.	Governing Law. This Amendment shall be governed by the laws of the State of New York, without reference to conflicts of law (other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law).

6.	Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
7.	Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this First Amendment to Pledge Agreement to be duly executed and delivered as of the date first above written.

COBANK, ACB, as Collateral Agent
By:	/s/ Dale Keyes
	Name:	Dale Keyes
	Title:	Vice President, Energy Banking Group

RENEGY HOLDINGS, INC.
By:	/s/ Robert M. Worsley
	Name:	Robert M. Worsley
	Title:	Manager

RENEGY, LLC
By:	/s/ Robert M. Worsley
	Name:	Robert M. Worsley
	Title:	Manager

RENEGY TRUCKING, LLC
By:	/s/ Robert M. Worsley
	Name:	Robert M. Worsley
	Title:	Manager

SNOWFLAKE WHITE MOUNTAIN POWER, LLC, an Arizona limited liability company
By: Renegy Holdings, Inc., a Delaware corporation, as Manager

/s/ Robert M. Worsley
Name: Robert M. Worsley
Title: Chief Executive Officer

FIRST AMENDMENT TO PLEDGE AGREEMENT (RENEGY HOLDINGS)